Exhibit 99.1

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call/Col	Account	Officer	Initials
$15,000,000.00	1-21-2005	5-31-2005	34-67		2275220168	K4758

Borrower:	Gaiam, Inc.	Lender:	Wells Fargo Bank, National Association
	360 Interlocken Blvd, Suite 300		Boulder
	Broomfield, CO 80021-3428		1242 Pearl Street
Post Office Box 227
Boulder, CO 80306

Principal Amount: $15,000,000.00	Initial Rate: 5.250%	Date of Agreement: January 21, 2005

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated December 20, 2002 in the original principal amount of $15,000,000.00, executed by Borrower, payable to Lender.

DESCRIPTION OF CHANGE IN TERMS.  The term of the Note has been extended from January 31, 2005 to May 31, 2005.  Payments as described in the Note shall continue on the same day of each month until the new maturity date, at which time all unpaid principal, accrued interest and any other unpaid amounts will be in full.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodating parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FACSIMILE AND COUNTERPART.  This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document.  An electronic transmission or other facsimile of this document or any related document shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

GAIAM, INC.

By:	/s/ Jirka Rysavy
Jirka Rysavy, Chairman/CEO of Gaiam, Inc.